EXHIBIT 99.3

MIDAMERICAN ENERGY HOLDINGS COMPANY

OFFER TO EXCHANGE

UP TO $400,000,000 IN PRINCIPAL AMOUNT OF

ITS REGISTERED 1.100% SENIOR NOTES DUE 2017

FOR

ALL OF ITS OUTSTANDING

1.100% SENIOR NOTES DUE 2017 AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

UP TO $350,000,000 IN PRINCIPAL AMOUNT OF

ITS REGISTERED 2.000% SENIOR NOTES DUE 2018

FOR

ALL OF ITS OUTSTANDING

2.000% SENIOR NOTES DUE 2018 AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT

UP TO $500,000,000 IN PRINCIPAL AMOUNT OF

ITS REGISTERED 3.750% SENIOR NOTES DUE 2023

FOR

ALL OF ITS OUTSTANDING

3.750% SENIOR NOTES DUE 2023 AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT

UP TO $750,000,000 IN PRINCIPAL AMOUNT OF

ITS REGISTERED 5.150% SENIOR NOTES DUE 2043

FOR

ALL OF ITS OUTSTANDING

5.150% SENIOR NOTES DUE 2043 AND

SOLD IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER THE SECURITIES ACT

To Our Clients:

Enclosed for your consideration is a Prospectus dated             , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by MidAmerican Energy Holdings Company (the “Company”) to exchange up to $400,000,000 in principal amount of its registered 1.100% Senior Notes due 2017, up to $350,000,000 in principal amount of its registered 2.000% Senior Notes due 2018, up to $500,000,000 in principal amount of its registered 3.750% Senior Notes due 2023 and up to $750,000,000 in principal amount of its registered 5.150% Senior Notes due 2043 (collectively, the “Exchange Notes”) for all of its outstanding 1.100% Senior Notes due 2017, 2.000% Senior Notes due 2018, 3.750% Senior Notes due 2023 and 5.150% Senior Notes due 2043, in each case issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (collectively, the “Initial Notes”), respectively.

The material is being forwarded to you as the beneficial owner of Initial Notes carried by us for your account or benefit but not registered in your name. A tender of any Initial Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Initial Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Initial Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all Initial Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Initial Notes.

YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO TENDER INITIAL NOTES ON YOUR BEHALF IN ACCORDANCE WITH THE PROVISIONS OF THE EXCHANGE OFFER. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2014, unless extended (the “Expiration Date”). Initial Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Initial Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Initial Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of MidAmerican Energy Holdings Company.

THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF INITIAL NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

Box 1 ☐	Please tender my Initial Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Initial Notes to be tendered if I wish to tender less than all of my Initial Notes.
Box 2 ☐	Please do not tender any Initial Notes held by you for my account or benefit.

Date:            , 2014

Signature(s)

Please print name(s) here

Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Initial Notes.

3